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                                                                 Exhibit (10)(c)


                             SUNDSTRAND CORPORATION
                              STOCK INCENTIVE PLAN

                   As Amended and Restated September 22, 1998


          WHEREAS, the Sundstrand Corporation Stock Incentive Plan (the "Plan") was established effective as of December 1, 1992; and

          WHEREAS, the Plan has been amended on four prior occasions as follows:

          a) by resolution of the Board of Directors of the Company adopted on April 18, 1995;

          b) by resolution of the Board of Directors of the Company adopted on September 19, 1995;

          c) by a First Amendment to the Plan effective as of November 19, 1996, part of which amendment was subject to shareholder approval which was obtained on April 15, 1997; and

          d) by a Second Amendment to the Plan made effective as of June 1, 1998, pursuant to a resolution of the Board of Directors of the Company adopted at its April 21, 1998, meeting; and

          WHEREAS, the Board of Directors at its September 28, 1998, meeting authorized the further amendment of the Plan to include restricted stock units and make other changes not inconsistent with such authorization; and

          WHEREAS, it has been determined that it is appropriate in connection with the amendment to include restricted stock units to also amend and restate the Plan in its entirety to incorporate into a single document each of the prior amendments and to otherwise make limited changes to improve the readability of the Plan;

          NOW THEREFORE, the Sundstrand Corporation Stock Incentive Plan is hereby amended and restated effective as of September 22, 1998, to provide as follows:

                        ARTICLE 1. PURPOSE, AND DURATION

    1.1 ESTABLISHMENT OF THE PLAN. Sundstrand Corporation, a Delaware corporation (the "Company), maintains this incentive compensation plan, known as the "Sundstrand Corporation Stock Incentive Plan" (the "Plan"). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock and Restricted Stock Units, and is maintained so as to comply with Section 16 of the Exchange Act and the rules thereunder.

    The Plan was originally established effective as of December 1, 1992 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

    1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants an incentive for outstanding performance.

    The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operations are largely dependent.

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    1.3 DURATION OF THE PLAN. Subject to the right of the Board of Directors of the Company to terminate the Plan at any time pursuant to Article 13 herein, the Plan shall remain in effect until all Shares subject to the Plan shall have been purchased or acquired according to the Plan's provisions. In no event may an Award be granted under the Plan on or after January 1, 2007.

                             ARTICLE 2. DEFINITIONS

    Whenever used in the Plan, the following terms shall have the meaning set forth below:

     (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock or Restricted Stock Units.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Change in Control" means any of the following events:

            (i) The acquisition (other than from the Company) by any person (as such term is defined in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities;

            (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company stockholders, of any new director was approved by a vote of a majority of the Incumbent Board, and such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

            (iii) (A) A merger or consolidation involving the Company (or any direct or indirect subsidiary of the Company) or (B) the issuance of shares of capital stock of the Company in connection with a merger or consolidation involving the Company (or any direct or indirect subsidiary of the Company) if, in the case of clause (A) or clause
            (B), the stockholders of the Company immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, immediately following such merger or consolidation, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the person issuing securities in the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; provided, however, that for purposes of clause (A) and clause (B), voting securities of the Company issued in connection with the merger or consolidation, including securities to cover stock options or cure "tainted" shares (whether issued in the merger or consolidation or pursuant to a public or private offering related thereto), shall be treated as having been issued in such merger or consolidation and not as having been outstanding immediately prior to such merger or consolidation or (C) a complete liquidation or dissolution of the Company or consummation of the sale or other disposition of all or substantially all of the assets of the Company.

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (i) of this paragraph (c) of
            Article 2, solely because twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities is acquired by (I) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (II) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

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     (e)  "Committee" means the committee specified in Article 3.

     (f) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

     (g) "Early Retirement" shall mean an Employee's eligibility to receive an early retirement benefit from any retirement plan maintained by the Company or any Subsidiary Entity.

     (h) "Employee" means any full-time managerial, supervisory or professional employee of the Company or of the Company's Subsidiary Entities.

     (i) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices for Shares on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

     (j) "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     (k) "Insider" shall mean an Employee who is, on the relevant date, an officer of the Company, as defined under Rule 16a-1 of the Exchange Act as determined by the General Counsel of the Company or such person's designee.

     (l) "Noninsider" means an Employee who is not, on the relevant date, an Insider, as determined by the General Counsel of the Company or such person's designee.

     (m) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

     (n) "Normal Retirement" shall mean an Employee's eligibility to receive a normal retirement benefit from any retirement plan maintained by the Company or by any Subsidiary Entity.

     (o)  "Option" means an Incentive Stock Option or a Nonqualified Stock
          Option.

     (p) "Option Certificate" means a certificate setting forth the terms and provisions applicable to Options granted to a Participant.

     (q) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     (r) "Participant" means an Employee of the Company who has an Award granted under the Plan outstanding.

     (s) "Period of Restriction" means (i) with respect to Shares of Restricted Stock the period during which the transfer of Shares of Restricted Stock is limited in some way, as provided in the Plan, and (ii) with respect to Restricted Stock Units, the period during which the transfer of Stock Units is limited in some way, as provided in the Plan and, subject to Section 8.8, upon the expiration or termination of which, together with the satisfaction of any other conditions prescribed by the Committee applicable to such Restricted Stock Units, the holder thereof shall receive the number of Shares subject thereto.

     (t)  "Restricted Stock" means an Award granted under Article 7 herein.

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     (u)  "Restricted Stock Certificate" means a certificate setting forth the terms and provisions applicable to Restricted Stock granted to a Participant.

     (v) "Restricted Stock Price" means the price at which a Share may be purchased by a participant pursuant to a Restricted Stock grant.

     (w)  "Restricted Stock Unit" means an Award granted under Article 8 herein.

     (x) "Restricted Stock Unit Certificate" means a certificate setting forth the terms and provisions applicable to Restricted Stock Units granted to a Participant.

     (y)  "Shares" means shares of common stock of the Company.

     (z) "Subsidiary Entity" means any corporation in which the Company owns, directly, or indirectly, through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

                            ARTICLE 3. ADMINISTRATION

    3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or by any other Committee appointed by the Board consisting of not less than three nonemployee members of the Board. The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3(b) under the Exchange Act.

    3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full power except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and, subject to the provisions of
Article 13 herein, to amend the terms and conditions of any outstanding Award consistent with the Plan. The Committee may make arrangements for the cashless exercise of any Options issued hereunder. The Committee may delegate its authority as permitted hereunder. In the provisions of the Plan where action by the Company is contemplated, the Committee shall undertake to perform such action.

    3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company and its successors or assigns, and on its stockholders, Employees, Participants, and their respective estates and beneficiaries.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

    4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.2 herein, the total number of Shares authorized for grant under the Plan is 6,146,155 Shares. Such Shares may be either authorized but unissued, reacquired or a combination thereof.

    4.2 ADJUSTMENTS IN AVAILABLE SHARES, OPTIONS, RESTRICTED STOCK AND RESTRICTED STOCK UNITS. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the capital structure of the Company affecting the Shares (a "Transaction"), such adjustment shall be made in the number of Shares which may be granted under the Plan, in the maximum number of Options, the maximum number of Shares of Restricted Stock and the maximum number of Restricted Stock Units that the Committee can authorize the CEO to grant in the aggregate or grant to any one Employee in any calendar year, in the maximum number of Options,

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Shares of Restricted Stock and Restricted Stock Units which may be granted to an elected officer in any calendar year, and in the number of and/or price of Shares subject to outstanding Options, outstanding Shares of Restricted Stock granted and outstanding Restricted Stock Units granted (including, but not limited to, Shares which are subject to outstanding Restricted Stock Units, the receipt of which has been deferred in accordance with Section 8.8 hereof) under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided that the number of Shares subject to any Award shall always be a whole number.

        In the event of a Transaction, Options, Shares of Restricted Stock and Restricted Stock Units shall continue in effect in accordance with their terms and the holder thereof shall be entitled to receive in respect of all Shares subject thereto (upon exercise in the case of Options), the same number and kind of stock, securities, cash, property or other consideration that such Shares were entitled to receive in the Transaction; provided, however, that such stock, securities, cash, property or other consideration shall remain subject to all of the conditions and restrictions which were applicable to the Options, Shares of Restricted Stock or Restricted Stock Units immediately prior to the consummation of the Transaction; and provided, further, however, that in the event the Transaction constitutes a Change in Control, a holder of Options and a holder of Restricted Stock Units with respect to which a deferral election is in effect pursuant to Section 8.8, may make an election that such Options and such units shall remain outstanding following the Transaction (in accordance with the applicable deferral election in the case of a holder of Restricted Stock Units and entitle the holder thereof to receive in respect thereof shares of common stock of the entity (or an affiliate thereof) which effected the Transaction (i.e. the same number and kind of stock that such units would have been entitled to receive in the Transaction or such Options would have been entitled to receive in the Transaction if exercised at the time of the Transaction), if any, provided the shares of such stock are publicly traded on a national securities exchange.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

    5.1 ELIGIBILITY. Persons eligible to participate in this Plan are such Employees as are determined by the Committee to be eligible or who otherwise have received Shares under the Plan.

    5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted.

                            ARTICLE 6. STOCK OPTIONS

    6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number and type of Options granted to each Participant. In no event may the number of Options granted to an elected officer of the Company in any calendar year exceed 150,000 Options.

    The Committee may delegate to the Chief Executive Officer of the Company ("CEO") the authority to grant to Noninsiders Options, the terms and provisions of which have been set by the Committee. During any calendar year the aggregate number of Options available for grant by the CEO pursuant to this Section 6.1 may not exceed 600,000, with the number of Options which may be granted by the CEO to any one Employee during any calendar year limited to 10,000.

    6.2 OPTION CERTIFICATE. Each Option grant shall be evidenced by an Option Certificate that shall specify the Option Price, the Option duration, the number of Shares to which the Option pertains, whether the Option is intended to be an ISO or a NQSO, and such other provisions as the Committee shall determine.

    6.3 OPTION PRICE. The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

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    6.4 DURATION OF OPTIONS. Each Option shall expire at such time as the
Committee shall determine at the time of grant; provided, however, that, except as provided in subsections (a), (b), (c) and (d) of Section 6.8, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

    6.5 EXERCISE OF OPTIONS. Subject to the provisions of Section 6.10, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, no Option granted under this Plan shall be exercisable prior to the expiration of six (6) months following the date of its grant.

    6.6 PAYMENT. Subject to such other method(s) as may have been established by the Company, Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (or by cashless exercise as arranged by the Committee as provided in Section 3.2).

    The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), (c) by cashless exercise to the extent authorized by the Committee or (d) by a combination of (a), (b) and (c).

    As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the name or names designated by the Participant, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

    6.7 SPECIAL RESTRICTIONS ON SHARES ACQUIRED PURSUANT TO THE EXERCISE OF AN OPTION. The Committee may impose such restrictions on Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable.

     6.8  TERMINATION OF EMPLOYMENT.

     (a) Termination by Normal Retirement or Early Retirement at Age 60. In the event the employment of a Participant is terminated by reason of Normal Retirement or Early Retirement at or after attaining age 60, all outstanding Options granted to that Participant shall immediately become exercisable, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such retirement, whichever period is longer.

     (b) Termination by Early Retirement Prior to Age 60. In the event the employment of a Participant is terminated by reason of Early Retirement prior to attainment of age 60, the Committee, in its sole discretion, shall have the right to cause all or any portion of such outstanding Options granted to that Participant to immediately become exercisable, in which event such Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such Early Retirement, whichever period is longer.

     (c) Termination by Death. In the event the employment of a Participant is terminated by reason of death, all outstanding Options granted to that Participant shall immediately become exercisable, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is longer. Such Options shall be exercisable by such person or persons who shall have been named as the Participant's beneficiary, or if no beneficiary has been named, by such persons who have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

     (d) Termination by Disability. In the event the employment of a Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall immediately become


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          exercisable as of the date the Committee determines the definition of
          Disability to have been satisfied, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is longer.

     (e) Employment Termination Followed by Death. In the event that a Participant's employment terminates by reason of Normal Retirement, Early Retirement or Disability and within the exercise period following such termination the Participant dies, then the remaining exercise period under outstanding Options shall be any time prior to their expiration date, or for one (1) year following death, whichever period is shorter. Such Options shall be exercisable by such person or persons who shall have been named as the Participant's beneficiary, or if no beneficiary has been named, by such persons who have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

     (f) Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than the reasons set forth in subsections (a)-(d) of this Section 6.8, the Committee, in its sole discretion, shall have the right to cause all or any portion of such outstanding Options granted to that Participant to immediately become exercisable, subject to such terms as the Committee, in its sole discretion, deems appropriate. Options which are or become exercisable as of the effective date of employment termination shall remain exercisable any time prior to their expiration date, or for three (3) months after the date of employment termination, whichever period is shorter.

    6.9 FORFEITURE OF OPTIONS. Options held by a Participant which are not exercisable as of the effective date of employment termination and which do not become exercisable pursuant to the provisions of Section 6.8 shall be forfeited immediately.

    6.10 ALTERNATE EXERCISABILITY FOLLOWING TERMINATION. With respect to Options held either by Noninsiders or Insiders as of the date of any employment termination, the provisions of Section 6.8 regarding the exercisability of Options as of the date of employment termination and the provisions regarding the length of the exercise period following employment termination notwithstanding, the Committee may, in its sole discretion, provide for accelerated exercisability of all Options and an extended period of exercisability following termination, upon such terms and provisions as it deems appropriate; provided, however, that the period of extended exercisability shall not extend beyond the period specified in Section 6.4 herein.

    With respect to Options held by Noninsiders as of the date of employment termination, the Committee may delegate to the CEO the authority to modify the terms and provisions regarding acceleration of exercisability and extension of the period of exercisability following termination, subject to the limitations of Section 6.4 herein.

    6.11 TRANSFERABILITY OF OPTIONS. Except as otherwise provided in this
Section 6.11, options granted under the Plan may only be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated in accordance with the Participant's beneficiary designation, by will, or by the laws of descent and distribution. The Committee, in its sole discretion, may provide for the transferability of Options granted under the Plan, by a Participant to persons or entities on terms and conditions as may be determined by the Committee, in its sole discretion. The Committee, with respect to an Option granted under the Plan which is not transferable, may, in its sole discretion, provide for the transferability of such an Option by the Participant to persons or entities on terms and conditions as may be determined by the Committee, in its sole discretion. Any determination by the Committee to provide for the transferability of an Option by any one Participant under the Plan shall not be deemed to provide to any other Participant under the Plan a right of transferability with respect to an Option granted under the Plan to such other Participant.

                           ARTICLE 7. RESTRICTED STOCK

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    7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the
Plan, including the provision of Article 9 herein, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts as the Committee shall determine. In no event may a grant of Restricted Stock be made in any calendar year to an elected officer of the Company if the limitation contained in Section 9.2 has not been met.

    The Committee may delegate to the CEO the authority to grant to Noninsiders Shares of Restricted Stock, the terms and provisions of which have been set by the Committee.

    7.2 RESTRICTED STOCK CERTIFICATE. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

    7.3 RESTRICTED STOCK PRICE. The Restricted Stock Price for each grant of Restricted Stock shall be determined by the Committee. The Restricted Stock Price may be less than the par value of a Share on the date of the Restricted Stock grant.

    7.4 RESTRICTIONS ON TRANSFERABILITY AND VESTING. Except as otherwise provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee in its sole discretion and specified in the Restricted Stock Certificate, or upon the earlier satisfaction of any other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Certificate.

    7.5 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable.

    7.6 ESCROW OR LEGEND. In order to enforce the restrictions imposed upon Shares of Restricted Stock issued hereunder, the Committee may require any Participant to enter into an escrow agreement providing that the certificates representing Shares of Restricted Stock issued pursuant to this Article 7 shall remain in the physical custody of an escrow holder until any or all of the restrictions imposed pursuant to this Article 7 have terminated and the Committee may cause a legend or legends to be placed on any certificates representing Shares issued pursuant to this Article 7, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.

    7.7 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

    7.8 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

     7.9  TERMINATION OF EMPLOYMENT; COMPANY REACQUISITION RIGHTS.

     (a) Termination by Reason of Normal Retirement, Death or Disability. In the event the employment of a Participant who has been granted Shares of Restricted Stock hereunder terminates because of Normal Retirement, death or Disability, then the Company shall not have the right to reacquire any of such Shares of Restricted Stock granted hereunder to such Participant and all restrictions applicable to such Shares shall immediately terminate.

     (b) Termination by Reason Other than Normal Retirement, Death or Disability. In the event the employment of a Participant who has been granted Shares of Restricted Stock hereunder terminates for any reason other than Normal Retirement, death or Disability, the Company shall have the option for ninety (90) days following such termination of employment to reacquire at his or her cost for cash all or any part of the terminating Participant's nonvested Shares of Restricted Stock.

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     (c)  Alternate Treatment of Restricted Stock. Notwithstanding anything contained in subsections (a) and (b) of this Section 7.9 to the contrary, the Committee shall in its sole discretion have the authority to modify the treatment of those Shares of Restricted Stock held by Participants as of the date of employment termination on which the restrictions have not terminated, upon such terms as the Committee deems appropriate. With respect to nonvested Shares of Restricted Stock that were granted pursuant to Section 7.1 and are held by Noninsiders as of the date of employment termination, the Committee may delegate to the CEO the authority to modify the terms regarding the termination of restrictions.

                        ARTICLE 8. RESTRICTED STOCK UNITS

     8.1 GRANT OF RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan including the provision of Article 9 herein, the Committee, at any time and from time to time, may grant Restricted Stock Units to eligible Employees in such amounts as the Committee shall determine. In no event may a grant of Restricted Stock Units be made in any calendar year to an elected officer of the Company if the limitation contained in Section 9.2 has not been met.

     The Committee may delegate to the CEO the authority to grant to Noninsiders Restricted Stock Units, the terms and provisions of which have been set by the Committee.

     8.2 RESTRICTED STOCK UNIT CERTIFICATE. Each Restricted Stock Unit shall be evidenced by a Restricted Stock Unit Certificate that shall specify the number of Restricted Stock Units to which it applies, the Period or Periods of Restriction, and any other provisions as the Committee shall determine.

     8.3 RESTRICTIONS. At or prior to the time a grant of Restricted Stock Units is made, the Committee shall establish a Period of Restriction applicable to such Restricted Stock Units. Each grant of Restricted Stock Units may be subject to a different Period of Restriction. The Committee may, in its sole discretion, at or prior to the time a grant of Restricted Stock Units is made, prescribe such restrictions in addition to the Period of Restriction as it may deem advisable.

     8.4 RESTRICTIONS ON TRANSFERABILITY. Except as otherwise provided in this
Article 8, Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

     8.5 RIGHTS OF HOLDERS OF RESTRICTED STOCK UNITS. Unless the Committee otherwise provides in a Restricted Stock Unit Certificate, a Restricted Stock Unit shall confer no rights as a stockholder of the Company on the holder thereof. The holder of a Restricted Stock Unit shall be entitled to receive, upon payment by the Company of a cash dividend on its outstanding Shares, a cash payment from the Company for each Restricted Stock Unit then held by such Participant equal to the per Share dividend paid on the outstanding Shares.

     8.6   TERMINATION OF EMPLOYMENT.

     (a) Termination by Reason of Normal Retirement, Death or Disability. In the event the employment of a Participant who has been granted Restricted Stock Units hereunder terminates because of Normal Retirement, death or Disability, the Period of Restriction and all other applicable restrictions with respect to the Restricted Stock Units then held by such Participant shall immediately terminate.

     (b) Termination by Reason Other than Normal Retirement, Death or Disability. In the event the employment of a Participant who has been granted Restricted Stock Units hereunder terminates for any reason other than Normal Retirement, death or Disability, the Company shall have the option for ninety (90) days following such termination of employment to cancel all or any part of the Restricted Stock Units then held by such Participant on which the Period of Restriction or other applicable restrictions have not lapsed.

     (c) Alternate Treatment of Restricted Stock Units. Notwithstanding anything contained in subsections (a) and (b) of this Section 8.6 to the contrary, the Committee shall in its sole discretion have the authority to modify the treatment of those Restricted Stock Units held by Participants as of the date of employment termination with respect to which the Period of Restriction and any other applicable restrictions shall not have lapsed, upon such terms as the Committee deems appropriate. With respect to Restricted Stock Units held by Noninsiders as of the date of employment termination with respect to which the Period of Restriction and any other applicable restrictions shall not have lapsed, the Committee may delegate to the CEO the authority to modify the terms regarding the termination of restrictions.

     8.7 PAYMENT IN RESPECT OF RESTRICTED STOCK UNITS. Subject to Section 8.8 hereof, on the date of the expiration or termination of the Period of Restriction and the satisfaction of any other conditions prescribed by the Committee applicable to a Restricted Stock Unit, each Restricted Stock Unit shall entitle the holder thereof to receive one Share.

     8.8 DEFERRAL OF RESTRICTED STOCK UNITS. The holder of Restricted Stock Units may elect to defer the issuance of any Share underlying a Restricted Stock Unit until such date as such holder shall choose, so long as such election is made in or prior to the calendar year preceding the calendar year in which such Shares would otherwise have been issued, but in no event less than six (6) months prior to the date such Shares would otherwise have been issued; provided, however, that notwithstanding the foregoing, upon the occurrence of a Potential Change in Control, the Company shall notify in writing each Participant of the occurrence of such event and each Participant shall have the right within 14 days of the Potential Change in Control to elect to defer the issuance of any Share underlying a Restricted Stock Unit until such date as such holder shall choose. For purposes of this Section 8.8, a "Potential Change in Control" means:

     (a) The execution by the Company of a written agreement which, if consummated, would constitute a Change in Control.

     (b) A public announcement (including any filing with the Securities and Exchange Commission) by any "person" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), including any corporation or group of associated firms acting in concert, other than (i) the Company and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) of the Company, including a trust established pursuant to such plan, of an intention to take or consider taking actions which, if consummated, would constitute a Change in Control.

     (c) The acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act), or of record, of securities of the Company representing fifteen percent (15%) or more in number of any class of its then-outstanding voting securities by any "person" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (i) the Company and/or (ii) an employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) of the Company, including a trust established pursuant to any such plan. For this purpose, the ownership of record of fifteen percent (15%) or more in number of any class of the then-outstanding voting securities of the Company by a person engaged in the business of acting as a nominee for unrelated beneficial owners shall not in and of itself be deemed to constitute a Potential Change in Control.

     (d) The occurrence of any other event that the Board determines is a Potential Change in Control.

     8.9 WITHDRAWAL. The holder of Restricted Stock Units who has elected to defer the receipt of Shares pursuant to Section 8.8 hereof, may, at his or her discretion, at any time prior to the time such Shares would otherwise be issued to such holder, but in no event prior to the time at which the Shares

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

underlying such Restricted Stock Units would otherwise have been issued had the holder not made an election to defer the issuance of such Shares as provided in this Article 8, on ten (10) days' prior written notice to the Company elect to receive any or all of the Shares such holder has deferred, provided that 10% of the number of Shares the receipt of which is being accelerated shall be forfeited to the Company.

              ARTICLE 9. LIMITATIONS ON RESTRICTED STOCK SHARE AND
                        UNIT GRANTS; THRESHOLD PARAMETER

     9.1 LIMITATION ON AGGREGATE NUMBER OF RESTRICTED STOCK SHARES AND UNITS THAT CAN BE GRANTED DURING ANY YEAR.

     (a) During any calendar year, the aggregate number of Shares of Restricted Stock and of Restricted Stock Units available for grant by the CEO pursuant to Sections 7.1 and 8.1 herein may not exceed 300,000, with the total number of Shares of Restricted Stock and of Restricted Stock Units which may be granted by the CEO to any one Employee during any calendar year limited to 4,000.

     9.2   Limitation on Grants Applicable to Elected Officers.

     (a) Threshold Parameters. Notwithstanding anything to the contrary contained in the Plan, the Committee shall select, not later than the 90th day after the commencement of each plan year, one or more of the following performance elements and the performance level to be achieved as the threshold parameter:

           (a)      generation of free cash

           (b)      earnings per share

           (c)      revenues

           (d)      market share

           (e)      stock price

           (f)      cash flow

           (g)      retained earnings

           (h)      results of customer satisfaction surveys

           (i)      aggregate product price and other product price measures

           (j)      safety record

           (k)      acquisition activity

           (l)      management succession planning

           (m)      improved asset management

           (n)      improved gross margins

           (o)      increased inventory turns

           (p)      product development and liability

           (q)      research and development integration

           (r)      proprietary protections

           (s)      legal effectiveness

           (t)      handling of SEC and environmental matters

           (u)      manufacturing efficiencies

           (v)      system review and improvement

           (w)      service reliability and cost management

           (x)      operating expense ratios

           (y)      total stockholder return

           (z)      return on sales

           (aa)     return on equity

           (bb)     return on capital

           (cc)     return on assets

           (dd)     return on investments

           (ee)     net income

           (ff)     operating income

           (gg)     working capital

           (hh) comparative performance of one or more of the above criteria to the performance of other corporations.

     (b) Awards of Shares of Restricted Stock and Restricted Stock Units. No Shares of Restricted Stock nor Restricted Stock Units will be awarded under the Plan to any elected officer of the Company with respect to a plan year unless the threshold parameter for such plan year is achieved, as determined by the Committee. In determining actual performance under any performance element selected, adjustments will be made to exclude (i) all items determined in accordance with standards published by opinion No. 30 of the Accounting Principles Board ("APB Opinion No. 30") to be extraordinary or unusual in nature, infrequent in occurrence, related to disposal of a segment of a business or related to a change in accounting principles; (ii) all items related to discontinued operations that do not qualify as a segment of a business as defined under APB Opinion No. 30; and (iii) all restructuring charges recorded in accordance with Emergency Issues Task Force Issue No. 94-3. Prior to granting any Shares of Restricted Stock or any Restricted Stock Units with respect to a plan year, the Committee shall confirm that the threshold parameter has been satisfied.

          If the threshold parameter is achieved, the total number of Shares of Restricted Stock and Restricted Stock Units awarded to an elected officer with respect to such plan year shall not exceed 50,000; provided that the Committee, in its sole discretion, may cancel or reduce the number of Shares of Restricted Stock and Restricted Stock Units which are awarded based on such criteria as the Committee in its sole discretion shall determine.

                       ARTICLE 10. BENEFICIARY DESIGNATION

    10.1 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan shall accrue in case of his or her death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining at the Participant's death shall accrue to the Participant's estate.

                         ARTICLE 11. RIGHTS OF EMPLOYEES

    11.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

    For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiary Entities (or between Subsidiary Entities) shall not be deemed a termination of employment.

    11.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having once been selected, have a right to again be selected to receive a future Award.

                          ARTICLE 12. CHANGE IN CONTROL

    12.1 OCCURRENCE OF A CHANGE OF CONTROL. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of applicable law or regulation:

     (a) Any and all Options granted hereunder shall become immediately exercisable;

     (b) Any Periods of Restriction and other restrictions imposed on Shares of Restricted Stock or Restricted Stock Units shall immediately terminate; and

     (c) Subject to Article 13 herein, the Committee, before the effective date of the Change in Control, shall have the authority to make any modifications to the Awards and any modifications to a deferral of Restricted Stock Units as determined by the Committee, after consultation with the holder of the Award or deferred Restricted Stock Units, to be appropriate.

              ARTICLE 13. AMENDMENT, MODIFICATION, AND TERMINATION

    13.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board at any time from time to time may amend, modify or terminate the Plan. No such amendment, modification or termination, however, may change the Plan in a way that (i) impairs any benefit theretofore accrued hereunder by any Participant and (ii) in the event of a Change in Control, is adverse to the rights of any Participant, in the case of either (i) or (ii) without the Participant's prior written consent. The immediately preceding sentence may not under any circumstances be amended at any time after September 22, 1998 and any effort to change such sentence shall be null, void and of no force or effect. In addition, no such amendment, modification or termination of the Plan may occur without the approval of the shareholders of the Company, if shareholder approval for such amendment, modification or termination is required by the federal securities laws, any national securities exchange or system on which the Shares are then listed or reported, or a regulatory body having jurisdiction with respect thereto.

                             ARTICLE 14. WITHHOLDING

    14.1 TAX WITHHOLDING. The Company shall have the power and the right as set forth in this Article 14 to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any and all Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising out of or as a result of this Plan.

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

    14.2 SHARE WITHHOLDING. With respect to tax withholding required upon the exercise of Options, upon the termination of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold a number of Shares or Restricted Stock Units, as applicable, the Fair Market Value of which Shares or the underlying Shares related to Restricted Stock Units, in itself or when added to a cash payment made by the Participant to the Company, equals the minimum statutory total tax.

                             ARTICLE 15. SUCCESSORS

    15.1 SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                         ARTICLE 16. LEGAL CONSTRUCTION

    16.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    16.2 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    16.3 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.

    16.4 FOREIGN EMPLOYEES. To the extent permissible under applicable law, the Company may grant Awards to eligible Employees who are employed in locations outside of the United States. The Committee shall have the authority to modify the terms of Awards granted to such Employees in order to ensure compliance with applicable local and national law.

    16.5 GOVERNING LAW. To the extent not preempted by Federal law (or foreign law, in the case of grants to Employees who are not United States residents), the Plan, and any agreement hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

    16.6 SEVERABILITY. In the event any provision of the Plan or any action taken thereunto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.


Executed at Rockford, Illinois as of the 22nd day of September, 1998.


                                              SUNDSTRAND CORPORATION


                                              By:  /s/ Paul Donovan
                                                   ----------------------------
                                                   Paul Donovan

                                              Its: Executive Vice President and
                                                   Chief Financial Officer


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